AGREEMENT AND PLAN OF MERGER, dated as of January 23, 1997
(this "Agreement"), among SYNETIC, INC., a Delaware corporation (the "Parent"), SYNTERNET ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of the Parent (the "Purchaser"), CAREAGENTS, INC., a Delaware corporation (the "Company"), and the individuals listed on the signature pages hereof (each, a "Stockholder", and collectively, the "Stockholders").

                              W I T N E S S E T H:

                  WHEREAS, the Company is engaged in the business of providing health care interenterprise connectivity by means of computers (the "Business"), which Business is currently under active development;

                  WHEREAS, the Stockholders desire to sell to the Parent, and the Parent desires to purchase from the Stockholders, all of the outstanding capital stock of the Company upon the terms and subject to the conditions set forth herein;

                  WHEREAS, the parties hereto intend the Merger (as hereinafter defined) to qualify as a reorganization pursuant to section 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:


ARTICLE I.  THE MERGER

                  SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined below), the Purchaser shall be merged with and into the Company, and the Company shall be the surviving corporation in the Merger (in such capacity, the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Delaware. At the Effective Time, the separate corporate existence of the Purchaser shall cease.

                  SECTION 1.02. Effective Time of the Merger. The Merger shall become effective (the "Effective Time") after a properly executed certificate of merger (the "Certificate of Merger") is duly filed with the Secretary of State of the State of Delaware, in accordance with the General Corporation Law of the State of Delaware ("Delaware Law").

                  SECTION 1.03. Certificate of Incorporation. At the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of the Company, until thereafter amended in accordance with applicable law.


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                                       2

                  SECTION 1.04. By-laws. At the Effective Time, the By-laws of the Surviving Corporation shall be the By-laws of the Purchaser, as set forth in
Exhibit 1.03 hereto, until thereafter amended in accordance with applicable law.

                  SECTION 1.05. Directors and Officers. The directors of the Purchaser immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                  SECTION 1.06. Effect of the Merger. At and after the Effective Time, the effect of the Merger shall, in all respects, be as provided by Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges and powers of the Purchaser shall vest in the Surviving Corporation and all debts, liabilities and duties of the Purchaser and the Company shall become debts, liabilities and duties of the Surviving Corporation.

                  SECTION 1.07. Closing; Payment of the Purchase Price. (a) Upon the terms and subject to the conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, NY simultaneously with the execution of this Agreement (the "Closing Date").

                  (b) At the Closing, the Stockholders shall deliver or cause to be delivered to the Parent:

                  (i) stock certificates evidencing the Company Shares (as hereinafter defined);

                  (ii)  The Notes and related Pledge Agreements referred to in
         Section 4.02(b);

                  (iii) executed employment agreements and an executed consulting agreement in the respective forms attached hereto as Exhibit 1.07(b)(iii); and

                  (iv) an opinion from Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C. substantially in the form attached hereto as Exhibit 1.07(b)(iv).

                  (c)   At the Closing, the Parent shall deliver to the
Stockholders:

                  (i) stock certificates evidencing the Parent Shares (as hereinafter defined) less the Escrow Shares (as hereinafter defined);

                  (ii)     the Parent Loans referred to in Section 4.02(b);

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                                        3


                  (iii) executed employment agreements and an executed consulting agreement in the respective forms attached hereto as Exhibit 1.07(b)(iii); and

                  (iv) an opinion from Shearman & Sterling substantially in the form attached hereto as Exhibit 1.07(c)(iv).

                  (d) At the Closing, the Parent shall deliver to United States Trust Company of New York (the "Escrow Agent"), in accordance with the escrow agreement attached hereto as Exhibit 1.07(d) (the "Escrow Agreement"), fifty percent of the Parent Shares issuable to each Stockholder pursuant to Section
1.08 below (such number of Parent Shares being the "Escrow Shares") to the accounts designated therefor in the Escrow Agreement.

                  (e) On the Closing Date, the Certificate of Merger with respect to the Merger shall be filed with the Secretary of State of the State of Delaware.

                  SECTION 1.08. Conversion of Securities. (a) At the Effective Time, by virtue of the Merger and without any action on the part of the Parent, the Purchaser, the Company or the Stockholders, and subject to Section 1.10, each Company Share (as defined below) shall be cancelled and converted automatically into the right to receive that number of shares of common stock, par value $0.01 per share, of the Parent (the "Parent Shares") equal to the quotient (the "Exchange Ratio") obtained by dividing (i) a fraction, the numerator of which shall be 5,000,000 and the denominator of which shall be 9,999 by (ii) the Signing Date Market Price of one Parent Share. The "Signing Date Market Price" means the lower of (A) the arithmetic average of the last reported sales price of Parent Shares on the National Association of Securities Dealers' national market system ("NASDAQ") for each of the ten trading days ending on the trading day immediately preceding the date of this Agreement or
(B) the last reported sales price of Parent Shares on the NASDAQ on the trading day immediately preceding the date of this Agreement; provided, however, that in no event shall the Signing Date Market Price exceed $47.50. In accordance with the above formulas, the Exchange Ratio has been calculated to be 10.6041 Parent Shares per Company Share, and the Signing Date Market Price (based on clause (A) of the definition thereof) has been calculated to be $47.15625.

                  (b) From and after the Effective Time, all Company Shares to be converted into Parent Shares pursuant to this Section 1.08 shall cease to be outstanding, shall be cancelled and retired and shall cease to exist, and the holders of certificates representing the Company Shares shall cease to have any rights with respect to such Company Shares, except the right to receive the consideration specified in this Section 1.08.

                  (c) Each share of capital stock of the Purchaser that is issued and outstanding as of the Effective Time shall be converted into one share of capital stock of the Surviving Corporation.

                  SECTION 1.09. Fractional Shares. The Parent will not issue any fractional Parent Shares pursuant to Section 1.08(a) hereof, and the Parent will, in lieu of any such

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                                        4

fractional shares, round the number of Parent Shares issuable to each Stockholder to the nearest whole number of Parent Shares.

                  SECTION 1.10. Escrow. Prior to the Closing, the Stockholders and the Parent shall enter into the Escrow Agreement with the Escrow Agent. In accordance with the terms of the Escrow Agreement, the Parent shall deposit the Escrow Shares in a separate accounts for each Stockholder to be managed and paid out by the Escrow Agent in accordance with the terms of the Escrow Agreement.


ARTICLE II. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

                  The Stockholders jointly and severally represent and warrant to the Parent that:

                  SECTION 2.01. Organization, Authority and Qualification of the Stockholders and the Company; Subsidiaries; Certificate and By-laws. (a) Each Stockholder has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each Stockholder, the performance by each Stockholder of its obligations hereunder and the consummation by each Stockholder of the transactions contemplated hereby have been duly authorized by all requisite action on the part of such Stockholder. This Agreement has been duly executed and delivered by each Stockholder, and (assuming due authorization, execution and delivery by the Parent or the Purchaser) this Agreement constitutes a legal, valid and binding obligation of each Stockholder, enforceable against each Stockholder in accordance with its terms. No person other than the Stockholders has a right or claim to any portion of the Purchase Price or any other payments made by the Parent to any Stockholder hereunder.

                  (b) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on the Business as presently conducted. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations and to consummate the transactions contemplated hereunder. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company, and (assuming due authorization, execution and delivery by the Parent and the Purchaser) this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties

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                                        5

owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary. The Stockholders have delivered to the Parent true, complete and correct copies of each of the Certificate of Incorporation, the by-laws and the minutes of each meeting of the board of directors and shareholders of the Company.

                  (c) There are no corporations, partnerships, joint ventures, associations or other entities in which the Company owns, of record or beneficially, any direct or indirect equity or other interest or any right (contingent or otherwise) to acquire the same. The Company is not a member of (nor is any part of the Business conducted through) any partnership. The Company is not a participant in any joint venture or similar arrangement.

                  SECTION 2.02. Capitalization; Ownership. (a) The authorized capital stock of the Company consists of 35,000 shares of common stock, par value $.01 per share (the "Common Stock"), of which 9,999 shares are issued and outstanding (each share of Common Stock being a "Company Share"). No Common Stock is held by the Company as treasury stock. Each Stockholder owns beneficially and of record the number of Company Shares set forth opposite such Stockholder's name on the signature pages hereof.

                  (b) There are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Company is a party or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in, the Company. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any of the capital stock of the Company or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any other entity. The Company is not a party to any agreement granting registration rights to any person with respect to any securities of the Company.

                  (c) The Company Shares constitute all the issued and outstanding capital stock of the Company and are owned of record and beneficially solely by the Stockholders free and clear of all encumbrances. All of the Company Shares are fully paid and nonassessable. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Company Shares.

                  (d) The stock register of the Company accurately records: (i) the name and address of each person owning Company Shares and (ii) the certificate number of each certificate evidencing Company Shares issued by the Company, the number of shares evidenced by each such certificate, the date of issuance thereof and, in the case of cancellation, the date of cancellation.

                  SECTION 2.03. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by the Company and the Stockholders do not, and the performance of this Agreement by the Company and the Stockholders will not, (i) conflict with or violate the Certificate of Incorporation or by-laws of the Company, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or the Stockholders or by which their respective assets or properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or the Stockholders, respectively, pursuant to, or result in a change in any of the terms of any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, insurance policy or other instrument or obligation to which the Company or any Stockholder is a party, or by which the Company or any Stockholder or any of their respective properties are bound or affected, except in the case of clause (iii) above for such conflicts which would not, individually or in the aggregate, have a material adverse effect on the Company or prevent or delay the consummation of the transactions contemplated by this Agreement.

                  (b) The execution and delivery of this Agreement by the Company and the Stockholders do not, and the performance of this Agreement by the Company and the Stockholders will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, on the part of the Company or any Stockholder, except for the filing of a certificate of merger with the Secretary of State of the State of Delaware.

                  SECTION 2.04. Compliance with Laws. The Company is not in conflict with, or violation of, any law, rule, regulation, order, judgment or decree applicable to the Company or by which the Company or any of its properties are bound or affected.

                  SECTION 2.05. No Liabilities. The Company has no liabilities, contingent or otherwise, including, without limitation, liabilities related to taxes, and there is no existing condition or set of circumstances that could be expected to result in any such liability, other than liabilities to the Stockholders for purchases of office and computer equipment as set forth on Schedule A hereto, all of which equipment is owned by the Company. The Company is not a party to, does not maintain or have any obligation under, any employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) or any bonus, equity, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plan, program or arrangement with respect to any of its current or former employees, officers, directors or independent contractors. The Company has no employees other than the Stockholders.

                  SECTION 2.06. Contracts. (a) Except as otherwise disclosed in writing to the Parent, the Company has not entered into any customer, supplier or other contractual relationships, written or oral, with any person or business entity. None of the Stockholders (i) have entered into any contractual relationships, written or oral, for which the Company will have any responsibility or (ii) except as otherwise disclosed in writing to the Parent, is a party to any non-competition, non-solicitation, confidentiality or similar agreement with any person or business entity.

                  (b) None of the agreements disclosed in writing to the Parent pursuant to Section 2.06(a)(ii) will be breached or violated as a result of the contemplated services to be provided by the Stockholders to Synetic or the Company following the Closing.

                  SECTION 2.07. Intellectual Property. (a) The Company owns or has the legal right to use all Intellectual Property (as hereinafter defined), as is used or held for use in the Business, including but not limited to all presently existing Developments (as defined in Section 4.05(d)), free and clear of any encumbrance.

                  "Intellectual Property" means any (i) trademarks, service marks, trade dress, logos, trade names and corporate names (including, without limitation, the "CareAgents" name and all similar or related names, marks and logos), whether or not registered, including all common law rights, and registrations and applications for registration thereof, including, but not limited to, all marks registered in the United States Patent and Trademark Office, the Trademark Offices of the States and Territories of the United States Patent and Trademark Office, the Trademark Offices of the States and Territories of the United States of America, and the Trademark Offices of other nations throughout the world, and all rights therein provided by multinational treaties or conventions, (ii) copyrights (registered or otherwise) and registrations and applications for registration thereof, and all rights therein provided by multinational treaties or conventions, (iii) computer software, including, without limitation, source code, operating systems and specifications, data, data bases, files, documentation and other materials related thereto, data and documentation, (iv) trade secrets and confidential, technical or business information (including ideas, formulas, compositions, inventions and conceptions of inventions whether patentable or unpatentable and whether or not reduced to practice), (v) whether or not confidential, technology (including know-how and show-how), manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (vi) copies and tangible embodiments of all the foregoing, in whatever form or medium, (vii) issued patents and patent applications, (viii) all rights to obtain and rights to apply for patents, and to register trademarks and copyrights, and (ii) all rights to sue and recover and retain damages and costs and attorneys' fees for present and past infringement of any of the Intellectual Property rights hereinabove set forth.

                  (b) The Stockholders have delivered to the Parent a true and complete list and a brief description of (i) all of the Company's registered and applied for copyrights, trademarks and patents and all material licenses pertaining thereto and such list indicates where and when such Intellectual Property has been registered or filed with the United States Patent and Trademark Office or the United States Copyright Office, or the corresponding office of any other jurisdictions and (ii) all of the Intellectual Property (other than commercially available shrink-wrap software) licensed or sublicensed to the Company from any third party. The conduct of the Business does not conflict with or infringe upon, and no one has asserted to the Company or the Stockholders that the conduct of the Business conflicts with or infringes upon, any Intellectual Property owned, possessed, used or claimed

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                                        8

by any third party. Neither the Company nor any of the Stockholders has granted any outstanding licenses or other rights, or obligated itself to grant licenses or other rights in or to any of the Intellectual Property owned, used or licensed to the Company. The consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any of the Intellectual Property.

                  (c) The Stockholders have, or have caused to be, delivered to the Parent correct and complete copies of all the licenses and sublicenses for the Intellectual Property referred to in Section 2.07(b) and any and all ancillary documents pertaining thereto (including, but not limited to, all amendments, consents and evidence of commencement dates and expiration dates).

                  (d) The Intellectual Property described in Section 2.07(b) constitutes all the Intellectual Property used or held by the Company or forming a part of or used or held by, and all such Intellectual Property necessary in the conduct of, the Business and there are no other items of Intellectual Property that are material to the Company or the Business. Certain software intended to be used by the Company or in the Business has not been sufficiently developed to (i) describe, (ii) protect from infringement by third parties or
(iii) analyze with respect to such software's potential infringement of third party rights, but the Stockholders are not aware of any reason why the Company would not be able to license or develop the Intellectual Property required to complete the development of such software.

                  SECTION 2.08. Real Property. The Company does not own or lease any real property.

                  SECTION 2.09. Certain Interests. (a) None of the Stockholders or their affiliates or any officer or director of the Company and, to the knowledge of the Stockholders and the Company, no immediate relative or spouse (or immediate relative of such spouse) who resides with, or is a dependent of, any such officer or director:

                  (i) has any direct or indirect financial interest in any competitor of the Company, provided, however, that the ownership of securities representing no more than five percent of the outstanding voting power of any competitor and which are listed on any national securities exchange or traded actively in the national over-the-counter market, shall not be deemed to be a "financial interest" so long as the person owning such securities has no other connection or relationship with such competitor;

                  (ii) owns, directly or indirectly, in whole or in part, or has any other interest in any tangible or intangible property which the Company uses or has used in the conduct of the Business or otherwise; or

                  (iii) has outstanding any indebtedness to the Company.

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                                        9

                  (b) Except as referred to in Section 2.05, the Company has no outstanding indebtedness to any Stockholder.

                  SECTION 2.10. Investment Intent; Shares Unregistered; Accredited Investor. (a) The Stockholders are acquiring the Parent Shares for investment, solely for their own account and not with a view to, or for sale in connection with, the distribution thereof in violation of United States securities laws.

                  (b) Shares Unregistered. The Stockholders understand and acknowledge that (i) the offer and issuance of the Parent Shares have not been registered under the Securities Act, (ii) the Parent Shares must be held indefinitely and the Stockholders must continue to bear the economic risk of the investment in the Parent Shares unless the offer and sale of such Parent Shares is subsequently registered under the Securities Act and all applicable state securities laws or an exemption from such registration is available and (iii) a restrictive legend in the form set forth in Section 4.07 hereof shall be placed on the certificates evidencing the Parent Shares.

                  (c) Accredited Investor. Each Stockholder is an "Accredited Investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

                  SECTION 2.11. Full Disclosure. (a) Neither any of the Stockholders nor the Company is aware of any facts pertaining to the Company's operations or Business which could have a material adverse effect on the Company and which have not been disclosed to the Parent in writing.

                  (b) No representation or warranty of the Stockholders in this Agreement, nor any written statement or certificate furnished or to be furnished to the Parent pursuant to this Agreement, or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                  SECTION 2.12. Brokers. Except as disclosed in writing to the Parent, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement, based upon arrangements made by or on behalf of the Company or the Stockholders. The Stockholders shall be solely responsible for any such fees and expenses.

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                                       10

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE PARENT AND
             THE PURCHASER

                  The Parent and the Purchaser jointly and severally represent and warrant to the Stockholders that:

                  SECTION 3.01. Corporate Organization and Authority. Each of the Parent and the Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is presently conducted. Each of the Parent and the Purchaser has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations and to consummate the transactions contemplated hereunder. The execution and delivery of this Agreement by each of the Parent and the Purchaser and the consummation by the Parent and the Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate action of the Parent and the Purchaser, respectively, and no other corporate proceedings on the part of the Parent or the Purchaser are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Parent and the Purchaser and (assuming the due authorization, execution and delivery by the Company and the Stockholders) constitutes the legal, valid and binding obligation of each of the Parent and the Purchaser enforceable against each of the Parent and the Purchaser in accordance with its terms.

                  SECTION 3.02. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by each of the Parent and the Purchaser do not, and the performance of this Agreement by each of the Parent and the Purchaser will not, (i) conflict with or violate the certificate of incorporation or by-laws of the Parent or the Purchaser, respectively, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Parent or the Purchaser, respectively, or by which either of them or their properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of the Parent or the Purchaser, respectively, pursuant to, or result in a change in any of the terms of any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Parent or the Purchaser is a party or by which the Parent or the Purchaser or any of their respective properties is bound or affected, except, in the case of this clause (iii), for any such breaches, defaults or other occurrences which would not, individually or in the aggregate, have a material adverse effect on the Parent or prevent or delay the consummation of the transactions contemplated by this Agreement.

                  (b) The execution and delivery of this Agreement by each of the Parent and the Purchaser do not, and the performance of this Agreement by each of the Parent and the


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                                       11

Purchaser (including, without limitation, the consummation of the transactions hereunder) will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except for the filing of a certificate of merger with the Secretary of State of the State of Delaware.

                  SECTION 3.03. SEC Filings; Financial Statements. The Parent has filed all forms, reports, statements and documents required to be filed with the SEC since June 30, 1995 (the "Parent SEC Reports"). The Parent SEC Reports
(i) were each prepared in accordance with, and at the time of filing complied in all material respects with, the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements included in the Parent SEC Reports (i) were prepared in accordance with the books of account and other financial records of the Parent,
(ii) present fairly the consolidated financial condition and results of operations of the Parent as of the dates thereof or for the periods covered thereby, (iii) have been prepared in accordance with U.S. generally accepted accounting principles applied on a basis consistent with the past practices of the Parent and (iv) include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the financial condition of the Parent and the results of the operations of the Parent as of the dates thereof or for the periods covered thereby.

                  SECTION 3.04. Common Stock; Options. All Parent Shares subject to issuance pursuant to this Agreement and the Parent Options (as hereinafter defined), upon issuance as payment for the Company Shares as contemplated by this Agreement or upon exercise of the Parent Options, as the case may be, shall
(i) be duly authorized, validly issued, fully paid and nonassessable and (ii) not be subject to any encumbrances created by or on behalf of the Parent or the Purchaser. The Parent Options will be exercisable for Parent Shares in accordance with the terms of the Parent Option Plan (as hereinafter defined). The Parent will, prior to the date on which any Parent Options become exercisable, reserve sufficient Parent Shares for issuance upon exercise of such Parent Options.

                  SECTION 3.05. Investment Purpose. The Parent is acquiring the Company Shares solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of United States securities laws.

                  SECTION 3.06. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions hereunder based upon arrangements made by or on behalf of the Parent or the Purchaser.


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                                       12

ARTICLE IV.  ADDITIONAL AGREEMENTS

                  SECTION 4.01. Further Action; Public Announcements. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, and to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereunder. None of the Stockholders shall issue any press release or otherwise make any public statement with respect to the transactions contemplated hereunder without the prior written consent of the Parent.

                  SECTION 4.02. Options; Parent Loans. (a) On the Closing Date, the Parent shall adopt an option plan (the "Parent Option Plan") in the form of
Exhibit 4.02(a) hereto providing for the issuance to the Stockholders of options (the "Parent Options") to purchase up to 1,000,000 Parent Shares in the aggregate, and the Parent will issue such Parent Options on the Closing Date.

                  (b) To the extent requested by any Stockholder, the Parent shall, within 30 days following the Closing, loan to such Stockholder, by wire transfer in immediately available funds to the account designated in writing by such Stockholder, an amount equal to up to 50% of the product of (i) the number of Parent Shares issuable to such Stockholder at the Closing (other than the Escrow Shares) multiplied by (ii) the Signing Date Market Price (each a "Parent Loan", and together, the "Parent Loans"), and each Stockholder shall deliver to the Parent a promissory note (each a "Note", and together, the "Notes"), substantially in the form attached hereto as Exhibit 4.02(b)(i), evidencing such Stockholder's Parent Loan, together with the certificates evidencing Parent Shares issued to such Stockholder (other than the Escrow Shares) with a value (based upon the last reported sales price of Parent Shares on the NASDAQ on the trading day immediately preceding the date of such loan) equal to 200% of the principal amount of such Stockholder's Parent Loan, to hold as security for such Parent Loan as more fully provided for in the form of stock pledge agreement attached hereto as Exhibit 4.02(b)(ii) (the "Pledge Agreement").

                  SECTION 4.03. Disposition of Securities. As a material inducement for the Parent and the Purchaser to enter into this Agreement, the Stockholders agree that they will not sell, assign or otherwise transfer any of the Parent Shares received in consideration for Company Shares until after the second anniversary of the Closing Date; provided, however, that each Stockholder may transfer Parent Shares (other than the Escrow Shares) to immediate family members or trusts for the exclusive benefit of immediate family members, provided that such Stockholder delivers evidence to the Parent that (i) any such immediate family member or trust has entered into an agreement in form and substance satisfactory to the Parent whereby such immediate family member or trust shall be bound by the terms of this Agreement as if a party hereto and
(ii) that the Parent shall not otherwise be adversely affected by such transfer.

                  SECTION 4.04. Board Representation. At the next annual meeting of the Parent's shareholders, the Parent shall use all reasonable efforts to cause the size of the board of directors of the parent to be increased and to include Mr. David M. Margulies as a management nominee to fill one of the vacancies created thereby.

                  SECTION 4.05. Non-Competition. (a) During the period specified in the form of employment agreement or consulting agreement, as applicable, attached hereto as Exhibit 1.07(b)(iii) during which each Stockholder is restricted from competing with the Company (a "Restricted Period"), such Stockholder shall not engage, directly or indirectly, in any business anywhere in the United States that produces or supplies products or services of the kind produced or supplied by the Business or the Company, or contemplated by the Company's business plan, as of the Closing Date or, without the prior written consent of the Parent, directly or indirectly, own an interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, any person that competes with the Parent, the Business or the Company in producing or supplying products or services of the kind produced or supplied by the Business or the Company, or contemplated by the Company's business plan, as of the Closing Date; provided, however, that, for the purposes of this Section 4.05, ownership of securities having no more than one percent of the outstanding voting power of any competitor which are listed on any national securities exchange or traded actively in the national over-the-counter market shall not be deemed to be in violation of this Section
4.05 so long as the person owning such securities has no other connection or relationship with such competitor.

                  (b) As a separate and independent covenant, each Stockholder agrees that, during the Restricted Period, such Stockholder will not in any way, directly or indirectly, for the purpose of conducting or engaging in any business that produces or supplies products or services of the kind produced or supplied by the Business or the Company, or contemplated by the Company's business plan, as of the Closing Date, call upon, solicit, advise or otherwise do, or attempt to do, business with any proposed customers of the Business or the Company with whom the Business, the Company, such Stockholder or any other Stockholder had any dealings during the period of time in which such Stockholder or such other Stockholder was affiliated with the Company or which was a prospective customer of the Company under the Company's business plan, or take away or interfere or attempt to interfere with any custom, trade, business or patronage of the Business or the Company, and each Stockholder will not in any way interfere with or attempt to interfere with any officers, employees, representatives or agents of the Business or the Company, or induce or attempt to induce any of them to leave the employ of the Company or violate the terms of their contracts, or any employment arrangements, with the Company.

                  (c) The Restricted Period with respect to each Stockholder shall be extended by the length of any period during which such Stockholder is in breach of the terms of this Section 4.05.

                  (d) The Stockholders hereby acknowledge that any and all Developments that have at any time been made or suggested by any Stockholder, whether acting alone or in conjunction with others, during such Stockholder's association with the Company or prior thereto in contemplation of the formation of the Company or the pursuit of the Business, are the sole and absolute property of the Company, free of any reserved or other rights of any kind on such Stockholder's part. Each Stockholder has fully disclosed all such Developments to the Company and, if requested by the Company, shall, at the Company's cost and expense, do all acts and things (including, among others, the execution and delivery under oath of patent and copyright applications and instruments of assignment) deemed by the Company to be necessary or desirable at any time in order to effect the full assignment to the Company of such Stockholder's right and title, if any, to such Developments. For purposes of this Agreement, the term "Developments" means all data, discoveries, findings, reports, designs, inventions, improvements, methods, practices, techniques, developments, programs, concepts, and ideas, whether or not patentable, relating to the products or services of the kind produced or supplied by the Business or the Company, or contemplated by the Company's business plan.

                  (e) The Stockholders acknowledge that the covenants of the Stockholders set forth in this Section 4.05 are an essential element of this Agreement and that, but for the agreement of the Stockholders to comply with these covenants, the Parent and the Purchaser would not have entered into this Agreement. The Stockholders acknowledge that this Section 4.05 constitutes an independent covenant and shall not be affected by performance or nonperformance of any other provision of this Agreement by the Parent or the Purchaser. The Stockholders have independently consulted with their respective counsel and after such consultation agree that the covenants set forth in this Section 4.05 are reasonable and proper.

                  (f) If any provision contained in this Section 4.05 is determined by a court of competent jurisdiction to be excessively broad as to duration, activity, geographic application or subject, it shall be construed, by limiting or reducing it to the extent legally permitted, so as to be enforceable to the extent compatible with then applicable law.

                  SECTION 4.06. Confidentiality. The Stockholders agree to, and shall cause their respective agents, representatives and affiliates to: (i) treat and hold as confidential (and not disclose or provide access to any person to) all information relating to trade secrets, proprietary processes, patent and trademark applications, product development, computer software (including, without limitation, source code, operating systems and specifications, data, data bases, files, documentation and other materials related thereto), price, customer and supplier lists and arrangements, pricing and marketing plans, policies and strategies, details of client and consultant contracts, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans and all other confidential information with respect to the Business and the Company, (ii) in the event that any Stockholder or any such agent, representative or affiliate becomes legally compelled to disclose any such information, provide the Parent with prompt written notice of such requirement so that the Parent or the Company may seek a protective order or other remedy or waive compliance with this Section 4.07, and (iii) in the event that such protective order or other remedy is not obtained, or the Parent waives compliance with this Section 4.07, furnish only that portion of such confidential information which is legally required to be provided and exercise its best efforts to obtain assurances that confidential treatment will be accorded such information; provided, however, that this sentence shall not apply to any information that, at the time of disclosure, is available publicly and was not disclosed in breach of this Agreement by any Stockholder, its agents, representatives or affiliates; provided further that, with respect to Intellectual Property, specific information shall not be deemed to be within the foregoing exception merely because it is embraced in general disclosures in the public domain. In addition, with respect to Intellectual Property, any combination of features shall not be deemed to be within the foregoing exception merely because the individual features are in the public domain unless the combination itself and its principle of operation are in the public domain. The Stockholders agree and acknowledge that remedies at law for any breach of its obligations under this Section 4.06 are inadequate and that in addition thereto the Parent shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach.

                  SECTION 4.07. Legends. The Parent shall affix to each certificate evidencing outstanding Parent Shares that is issued to any Stockholder a legend in substantially the following form:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS ON DISPOSITION CONTAINED IN AN AGREEMENT AND PLAN OF MERGER DATED AS OF JANUARY 23, 1997 AMONG SYNETIC, INC., SYNTERNET ACQUISITION CORP., CAREAGENTS, INC. AND THE INDIVIDUALS LISTED ON THE SIGNATURE PAGES THEREOF. COPIES OF SUCH AGREEMENT ARE ON FILE AT THE OFFICE OF SYNETIC, INC. THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION."

As promptly as practicable following the second anniversary of the Closing Date, at the request of any Stockholder, the Parent shall cause the first two sentences of such legend to be removed from each certificate held by such Stockholder.


ARTICLE V.  INDEMNIFICATION

                  SECTION 5.01. Survival of Representations and Warranties. The representations and warranties contained in this Agreement shall survive the Closing until the second anniversary thereof; provided, however, that the representations and warranties contained in Section 2.02, 2.10 and 3.04 shall survive indefinitely. Neither the period of survival nor the liability of the Stockholders with respect to the Stockholders' representations and warranties shall be reduced by any investigation made at any time by or on behalf of the

Parent or the Purchaser, and neither the period of survival nor the liability of the Parent with respect to the representations and warranties of the Parent and the Purchaser shall be reduced by any investigation made at any time by or on behalf of the Stockholders. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved.

                  SECTION 5.02. Indemnification by the Stockholders and the Parent. (a) The Parent and its affiliates (including, after the Closing, the Surviving Corporation), officers, directors, employees, agents, successors and assigns shall be indemnified and held harmless by the Stockholders for any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, attorneys' fees and expenses) actually suffered or incurred by them (including, without limitation, in connection with any action brought or otherwise initiated by any of them) (hereinafter a "Loss"), arising out of or resulting from:

                  (i) the breach of any representation or warranty made by the Stockholders in this Agreement; or

                  (ii) the breach of any covenant or agreement by the Stockholders contained in this Agreement.

To the extent that the Stockholders' undertakings set forth in this Section 5.02(a) may be unenforceable, the Stockholders shall contribute the maximum amount that they are permitted to contribute under applicable law to the payment and satisfaction of all Losses incurred by the parties entitled to indemnification hereunder.

                  (b) The Stockholders and their respective affiliates, officers, directors, employees, agents, successors and assigns shall be indemnified and held harmless by the Parent for any and all Losses arising out of or resulting from:

                  (i) the breach of any representation or warranty made by the Parent or the Purchaser in this Agreement; or

                  (ii) the breach of any covenant or agreement by the Purchaser contained in this Agreement.

To the extent that the Parent's undertakings set forth in this Section 5.02(b) may be unenforceable, the Parent shall contribute the maximum amount that it is permitted to contribute under applicable law to the payment and satisfaction of all Losses incurred by the parties entitled to indemnification hereunder.

                  (c) Any party seeking indemnification under this Article V (an "Indemnified Party") shall give each party from whom indemnification is being sought (each, an "Indemnifying Party") notice of any matter which such Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, within 60 days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. The obligations and liabilities of an Indemnifying Party under this
Article V with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Article V ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim within 30 days of the receipt by the Indemnified Party of such notice; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article V except to the extent the Indemnifying Party is materially prejudiced by such failure. If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within ten days of the receipt of such notice from the Indemnified Party; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel, in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of the Indemnifying Party. In the event the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party's expense, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the Indemnifying Party without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld.

                  SECTION 5.03. Limits on Indemnification; Breach of Sections
4.05 and 4.06. With respect to any claim for indemnifiable Losses made by the Parent pursuant to Section 5.02(a)(i), each Stockholder shall indemnify the Parent only for such portion of such indemnifiable Losses equal to (i) the total amount of such Losses multiplied by (ii) a fraction, the numerator of which shall be the total number of Company Shares held by such Seller immediately prior to the Closing and the denominator of which shall be 9,999. With respect to any claim for indemnifiable Losses made by the Parent pursuant to Section 5.02(a)(ii), each Stockholder shall indemnify the Parent only with respect to any breach by such

Stockholder resulting in such indemnifiable Losses, and not for a breach of any other Stockholder. Notwithstanding anything to the contrary in this Agreement,
(A) the maximum amount that may be recovered from any Stockholder with respect to any indemnifiable Loss pursuant to Section 5.02(a)(i) shall be an amount equal to (x)(I) the product of the total number of Parent Shares issued to such Stockholder pursuant to this Agreement (less any Escrow Shares forfeited by such Stockholder pursuant to Section 4(a)(i)(B) of the Escrow Agreement or the next succeeding sentence of this Section 5.03) multiplied by (II) the last reported sales price of Parent Shares on the NASDAQ on the trading day immediately preceding the date of payment of such Loss, minus (y) the total amount of indemnifiable Losses (it being understood that, for the purposes of this clause
(y), "indemnifiable Losses" shall not include any Escrow Shares forfeited by such Stockholder pursuant to Section 4(a)(i)(B) of the Escrow Agreement or the next succeeding sentence of this Section 5.03) previously paid to the Parent by such Stockholder, calculated in accordance with clause (x) above at the time of payment of such indemnifiable Losses and (B) no provision of this Agreement or the Escrow Agreement shall be construed so as to limit the indemnity obligations of the Stockholders hereunder to the amounts held in escrow pursuant to the Escrow Agreement. The parties hereto agree that in the event that any Stockholder breaches Section 4.05 or 4.06 of this Agreement, such Stockholder shall, in addition to other remedies available to the Parent at law or in equity, forfeit all Escrow Shares then held by the Escrow Agent on behalf of such Stockholder. Each party hereto agrees that the forfeiture referred to in the preceding sentence would be, by itself, inadequate to compensate the Parent for the damages it would sustain in the event of a breach by any Stockholder of
Section 4.05 or 4.06 of this Agreement, and such forfeiture shall in no way limit the ability of the Parent to obtain further remedies, including money damages and injunctive relief, in any proceeding at law or in equity. Each party hereto further acknowledges that the forfeiture referred to above is not intended to compel performance with, or to constitute a penalty for nonperformance of, any Stockholder's obligations under Section 4.05 or 4.06 hereof.

                  SECTION 5.04. Indemnification as Exclusive Remedy. The indemnification provided by this Article V, subject to the limitations set forth herein, shall be the exclusive post-Closing remedy available to the parties hereto for any breach of any representation or warranty contained in this Agreement, and the parties hereto acknowledge that no party hereto has made any representation or warranty to any other party hereto other than as set forth in this Agreement. In no event shall any party hereto be entitled to rescission of this Agreement as a result of any breach of any representation, warranty, covenant or agreement contained herein.


ARTICLE VI.  TERMINATION, AMENDMENT AND WAIVER; MISCELLANEOUS

                  SECTION 6.01. Expenses. All costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred by the Company or the Stockholders in connection with this Agreement and the transactions contemplated hereby shall be paid by the Stockholders and all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred by the Parent or the Purchaser in connection with this Agreement and the transactions contemplated hereby shall be paid by the Parent.

                  SECTION 6.02. Miscellaneous. This Agreement may be amended at any time by an instrument signed by the Parent and the Stockholders. Either the Stockholders or the Parent may (a) extend the time for the performance of any of the obligations or other acts of the Company or any Stockholder, or the Parent and the Purchaser, respectively, (b) waive any inaccuracies in the representations and warranties of the Company or any Stockholder, or the Parent and the Purchaser, respectively, contained herein or in any document delivered pursuant hereto by the Company or any Stockholder, or the Parent and the Purchaser, respectively and (c) waive compliance with any of the agreements of the Company or any Stockholder, or the Parent and the Purchaser, respectively, or any conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party to be bound thereby. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any such rights. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. This Agreement and the exhibits hereto constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement may not be assigned by operation of law or otherwise without the express written consent of the Parent and the Stockholders; provided, however, that the Parent may assign this Agreement to an affiliate of the Parent without the consent of the Stockholders, but no such assignment shall relieve the Parent of its obligations hereunder if such assignee does not perform such obligations. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Each party hereto agrees that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted and heard exclusively in any New York federal or state court in New York City, and each party hereto waives any objection that such party may now or hereafter have to the laying of venue of any such legal suit, action or proceeding and irrevocably submits to the exclusive jurisdiction of any such court in any such legal suit, action or proceeding. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not to be performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity. Any notices under this Agreement shall be addressed, if to the Parent, to its principal executive office, attention: Vice President, Finance; and if to the Stockholders, to each Stockholder at such Stockholders' address set forth on the signature pagers hereto.

                  IN WITNESS WHEREOF, the Parent, the Purchaser, the Company and the Stockholders have each caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                  SYNETIC, INC.


                                  By:
                                     -------------------------------------
                                     Name:
                                     Title:


                                  SYNTERNET ACQUISITION CORP.


                                   By:
                                     -------------------------------------
                                     Name:
                                     Title:


                                  CAREAGENTS, INC.


                                  By:
                                     -------------------------------------
                                     Name:
                                     Title:


                                     -------------------------------------
                                     Name:
                                     Address:
                                     Company Shares:


                                     -------------------------------------
                                     Name:
                                     Address:
                                     Company Shares:

                                     -------------------------------------
                                     Name:
                                     Address:
                                     Company Shares:


                                     -------------------------------------
                                     Name:
                                     Address:
                                     Company Shares:


                                     -------------------------------------
                                     Name:
                                     Address:
                                     Company Shares: